Exhibit 23.2

[GRAPHIC APPEARS HERE]	401 EAST JACKSON STREET, SUITE 3400 TAMPA, FLORIDA 33602 813-222-8555 • FAX 813-222-8560

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2006, except for 20, for which the date is September 13, 2006, in the Registration Statement (Form SB-2—Amendment #3) and related Prospectus of EarthFirst Technologies, Incorporated for the registration of shares of its common stock.

/s/ Aidman, Piser & Company, P.A.

Tampa, Florida
January 19, 2007

[GRAPHIC APPEARS HERE]